Exhibit 10.2

RESCISSION AGREEMENT

This Rescission Agreement (this “Agreement”) is made as of this 18th day of June, 2025 (the “Effective Date”), by and between Purebase Corporation, a Nevada corporation with an office at 8631 State Highway 124, Ione, CA 95640 (“Purebase”), and Bremer Family 1995 Living Family Trust, with an office at 1660 Chicago Avenue, Suite M11, Riverside, CA 92507-2033 (the “Bremer Family Trust” and, together with Purebase, collectively, the “Parties”).

A. WHEREAS, on April 1, 2020, Purebase and the Bremer Family Trust entered into a certain Purchase and Sale Agreement (as it has been amended to date, the “Purchase Agreement”), pursuant to which, subject to certain closing conditions, the Bremer Family Trust agreed to sell, and Purebase agreed to purchase, the property generally known as the Snow White Mine, as more specifically described on Exhibit A thereto (the “Real Property”);

B. WHEREAS, concurrent with the execution of this Agreement, Purebase, US Mine Corp., a Nevada corporation, US Copper LLC, a Nevada limited liability company, and US Mine LLC, a California limited liability company, have entered into that certain Purebase Master Agreement (the “Purebase Master Agreement”), subject to the terms and conditions set forth therein; and

C. WHEREAS, the Parties desire to rescind the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions contained in this Agreement, the Parties agree as follows:

1. Rescission. The Parties hereby rescind the Purchase Agreement in its entirety and declare the Purchase Agreement and the purchase and sale of the Real Property contemplated thereunder to be void ab initio, and hereby release each other from any and all obligations under or pursuant to the Purchase Agreement.

2. Further Assurances. From time to time after the execution of this Agreement, the parties shall, at the sole cost of Purebase, perform such other acts and shall execute and deliver and shall furnish such other instruments, documents, materials and information, as may be reasonably requested in order to effectuate the rescission provided for in this Agreement.

3. Complete Agreement. This Agreement shall constitute the entire agreement between the parties respecting the subject matter hereof, and there are no agreements, representations, or warranties of any kind except as expressly set forth in this Agreement.

4. Binding Effect. The terms and conditions contained in this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Parties.

5. Amendment. No modification of or amendment to this Agreement shall be valid unless in writing signed by the Parties.

6. Interpretation, Construction. Should any provision of this Agreement require interpretation or construction, the parties agree that this Agreement will be interpreted or construed without any presumption that the provisions of this Agreement are to be strictly construed against the party which itself or through its agents prepared the Agreement; it being agreed that the parties and their respective counsel and other agents have fully and equally participated in the preparation, negotiation, review and approval of all provisions of this Agreement.

7. Governing Law and Consent to Jurisdiction. The parties agree that this Agreement will be construed and enforced in accordance with the law of the State of California.

8. Execution in Counterparts. This Agreement may be executed in counterparts which shall, upon execution and delivery of identical counterparts, comprise a single agreement. The parties will accept facsimile and electronically transmitted or executed signatures as original signatures.

9. Attorney’s Fees. If any Party hereto brings an action or other proceeding against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Agreement, or by reason of any breach or default hereunder or thereunder, the Party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys’ fees incurred therein.

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IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

BREMER FAMILY 1995 LIVING FAMILY TRUST

By:
Name:	John Bremer
Title:	Trustee

PUREBASE CORPORATION

By:
Name:	Arthur S. Dockter
Title:	CEO

[Signature Page to Rescission Agreement]